EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Third Quarter 2025 Results
Record Quarterly Revenue and Gross Margins
COSTA MESA, CALIFORNIA (November 6, 2025) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended September 27, 2025.
Third Quarter 2025 Recap
•Net Revenue was $212.6 million, an increase of 6% over Q3 2024
•Gross margin of 26.6%, year-over-year growth of 40 bps
•Net loss of $64.4 million or $4.30 per share, or 30.3% of revenue
•Non-GAAP adjusted net income of $15.2 million (increase of 2% year-over-year), or $0.99 per diluted share
•Adjusted EBITDA of $34.4 million (increase of 8% year-over-year), or 16.2% of revenue, up 40 bps year-over-year
“Ducommun had another excellent quarter as we continued to make solid progress towards our VISION 2027 goals with both gross margin and Adjusted EBITDA margin at record levels. Net revenue grew 6% to a new quarterly record of $212.6 million, led by strength in our defense business which offset the continued headwinds in commercial aerospace OEM demand which was previously forecasted,” said Stephen G. Oswald, chairman, president and chief executive officer. “Ducommun’s Missile franchise continued to see strong growth in the quarter along with our military rotorcraft and fixed-wing platforms. Commercial aerospace was weak across the board and destocking continued to impact revenues despite growing production rates at the OEMs, which is very encouraging. The FAA's recent decision to allow Boeing to increase production rates on the 737 MAX to 42 aircraft per month is a big positive and a faster ramp-up in production rates will certainly help burn down the inventory in the system. We were also very pleased to see the Book to Bill ratio very strong for the Company at 1.6 times which established a new record for remaining performance obligations (“RPO”) for the Company.
“Ducommun continues to make strong progress as well in its margin expansion journey with gross margins expanding 40 bps year-over-year to 26.6%, continuing the strong momentum from the first half of the year, also at 26.6%. Adjusted EBITDA exceeded $30 million for the third consecutive quarter, expanding 40 bps year-over-year from 15.8% to 16.2% and keeping us on a good pace to meet the VISION 2027 financial goal of 18% Adjusted EBITDA with nine quarters remaining.
“The tariff environment continues to evolve but we currently do not expect it to have any material impact on our financial outlook. Ducommun is largely a U.S. manufacturer with U.S. workers and our domestic facilities generate more than 95% of Ducommun’s revenue. We are also making progress in putting in plans to largely mitigate raw materials tariff exposures through either duty exemptions on military products or by passing through to our customers under the terms of our contracts.
“In summary, Q3 was another strong performance and full year 2025 is positioned to be another record year for the Company. We are very optimistic for greater revenue growth year-over-year to close out 2025 and beyond as market demand continues to strengthen in both defense and commercial aerospace.”

Third Quarter Results
Net revenue for the third quarter of 2025 was $212.6 million compared to $201.4 million for the third quarter of 2024. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$14.2 million higher revenue in the Company’s military and space end-use markets due to higher rates on selected missiles, fixed-wing aircraft, rotary-wing aircraft, and ground vehicle weapon platforms; partially offset by
•$8.1 million lower revenue in the Company’s commercial aerospace end-use markets due to lower rates on business jet aircraft and large aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the third quarter of 2025 increased $5.1 million compared to the third quarter of 2024 mainly due to restocking and last time buys.
Net loss for the third quarter of 2025 was $(64.4) million, or (30.3)% of revenue, or $(4.30) per share, compared to net income of $10.1 million, or 5.0% revenue, or $0.67 per diluted share, for the third quarter of 2024. This reflects higher litigation settlement and related costs, net, of $99.7 million, partially offset by lower income tax expense of $19.8 million and higher gross profit of $3.8 million.
Gross profit for the third quarter of 2025 was $56.5 million, or 26.6% of revenue, compared to gross profit of $52.7 million, or 26.2% of revenue, for the third quarter of 2024. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to lower other manufacturing costs and lower restructuring charges as a result of nearing the completion of the wind down of the Monrovia performance center, partially offset by unfavorable product mix.
Operating loss for the third quarter of 2025 was $80.1 million, or 37.7% of revenue, compared to operating income of $15.3 million, or 7.6% of revenue, in the comparable period last year. The year-over-year decrease of $95.3 million was primarily due to higher litigation settlement and related costs, net, partially offset by higher gross profit and lower restructuring charges. Non-GAAP adjusted operating income for the third quarter of 2025 was $22.4 million, or 10.6% of revenue, compared to $21.1 million, or 10.5% of revenue, in the comparable period last year. The year-over-year increase was primarily due to better operating leverage from higher revenue and gross profit.
Adjusted EBITDA for the third quarter of 2025 was $34.4 million, or 16.2% of revenue, compared to $31.9 million, or 15.8% of revenue, for the comparable period in 2024.
Interest expense for the third quarter of 2025 was $2.9 million compared to $3.8 million in the comparable period of 2024. The year-over-year decrease was primarily due lower interest rates along with a lower debt balance.
During the third quarter of 2025, the net cash provided by operations was $18.1 million compared to $13.9 million during the third quarter of 2024. The higher net cash provided by operations during the third quarter of 2025 was primarily due to the litigation settlement and related costs, net, which impacted net loss but has not yet been paid, lower accounts receivable, partially offset by lower contract liabilities, higher contract assets, and lower accrued and other liabilities.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended September 27, 2025 was $123.1 million, compared to $115.4 million for the third quarter of 2024. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$8.2 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected missile and fixed-wing aircraft platforms, partially offset by lower rates on electronic warfare platforms; partially offset by
•$5.6 million lower revenue in the Company’s commercial aerospace end-use markets due to lower rates on large aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the third quarter of 2025 increased $5.1 million compared to the third quarter of 2024 mainly due to some restocking and last time buys.
Electronic Systems segment operating income for the quarter ended September 27, 2025 was $21.1 million, or 17.1% of revenue, compared to $18.9 million, or 16.4% of revenue, for the comparable quarter in 2024. The year-over-year increase of $2.2 million was primarily due to higher manufacturing volume. Non-GAAP adjusted operating income for the third quarter of 2025 was $21.5 million, or 17.5% of revenue, compared to $19.4 million, or 16.8% of revenue, in the comparable period last year.

Structural Systems
Structural Systems segment net revenue for the quarter ended September 27, 2025 was $89.5 million, compared to $86.0 million for the third quarter of 2024. The year-over-year increase was primarily due to the following:
•$6.0 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected rotary-wing aircraft and ground vehicle weapon platforms; partially offset by
•$2.5 million lower revenue within the Company’s commercial aerospace end-use markets due to lower rates on business jet aircraft platforms, partially offset by higher rates on large aircraft platforms.
Structural Systems segment operating income for the quarter ended September 27, 2025 was $11.9 million, or 13.3% of revenue, compared to $8.3 million, or 9.6% of revenue, for the comparable quarter in 2024. The year-over-year increase of $3.6 million was primarily due to lower other manufacturing costs and lower restructuring charges as a result of nearing the completion of the wind down of the Monrovia performance center, partially offset by lower manufacturing volume. Non-GAAP adjusted operating income for the third quarter of 2025 was $14.3 million, or 16.0% of revenue, compared to $12.6 million, or 14.7% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2025 were $113.1 million, or 53.2% of total Company revenue, compared to $11.9 million, or 5.9% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher litigation settlement and related costs, net, of $99.7 million discussed above.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, November 6, 2025 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register-conf.media-server.com/register/BIae514c03f41a4b62b03fc86251b6e6a4
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q3 2025 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, expectations relating to growing production rates at commercial aerospace OEMs, any statements about the Company's VISION 2027 Strategy and its progress towards the financial goals stated therein, including our expectations related to year-over-year revenue growth for the remainder of 2025 and beyond, our expectations relating to the impact of the current tariff environment on the Company's financial outlook and the success of planned mitigation measures to reduce the impact thereof. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; our ability to overcome headwinds relating to pending subrogation claims asserted by third-party insurers, including the carrier of the entity that provides the labor and facilities for our Guaymas performance center through an arbitration proceeding currently pending in Arizona with respect to the Guaymas performance center fire, which may become material; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; risks associated with a prolonged U.S. federal government shutdown; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the possibility of labor disruptions adversely affecting our business; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, November 6, 2025, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax (benefit) expense, depreciation, amortization, stock-based compensation expense, restructuring charges, professional fees related to unsolicited non-binding acquisition offer, inventory purchase accounting adjustments, gain on sale of property and other assets, and litigation settlement and related costs, net), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP net income, non-GAAP earnings per share, and backlog. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.

The Company defines backlog as customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein may or may not be greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond the Company’s control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in some of the Company’s programs.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 27, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$50,918	$37,139
Accounts receivable, net	111,269	109,716
Contract assets	248,402	200,584
Inventories	192,817	196,881
Production cost of contracts	5,685	6,802
Other current assets	72,259	16,959
Total Current Assets	681,350	568,081
Property and Equipment, Net	107,361	109,812
Operating Lease Right-of-Use Assets	42,173	28,611
Goodwill	244,600	244,600
Intangibles, Net	137,027	149,591
Deferred income taxes	18,172	2,239
Other Assets	17,887	23,167
Total Assets	$1,248,570	$1,126,101
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$85,281	$75,784
Contract liabilities	34,450	34,445
Accrued and other liabilities	194,227	44,214
Operating lease liabilities	7,796	8,531
Current portion of long-term debt	12,500	12,500
Total Current Liabilities	334,254	175,474
Long-Term Debt, Less Current Portion	215,046	229,830
Non-Current Operating Lease Liabilities	36,129	21,284
Other Long-Term Liabilities	14,096	16,983
Total Liabilities	599,525	443,571
Commitments and Contingencies
Shareholders’ Equity
Common Stock	149	148
Additional Paid-In Capital	229,980	217,523
Retained Earnings	412,093	453,475
Accumulated Other Comprehensive Income	6,823	11,384
Total Shareholders’ Equity	649,045	682,530
Total Liabilities and Shareholders’ Equity	$1,248,570	$1,126,101

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net Revenues	$212,558	$201,412	$608,932	$589,259
Cost of Sales	156,083	148,736	447,122	438,401
Gross Profit	56,475	52,676	161,810	150,858
Selling, General and Administrative Expenses	36,267	35,486	106,820	104,498
Restructuring Charges	583	1,924	1,617	4,548
Litigation Settlement and Related Costs, Net	99,675	—	99,675	—
Operating (Loss) Income	(80,050)	15,266	(46,302)	41,812
Interest Expense	(2,927)	(3,829)	(9,198)	(11,687)
Other Income	—	—	1,746	—
(Loss) Income Before Taxes	(82,977)	11,437	(53,754)	30,125
Income Tax (Benefit) Expense	(18,531)	1,289	(12,372)	5,404
Net (Loss) Income	$(64,446)	$10,148	$(41,382)	$24,721
(Loss) Earnings Per Share
Basic (loss) earnings per share	$(4.30)	$0.69	$(2.77)	$1.68
Diluted (loss) earnings per share	$(4.30)	$0.67	$(2.77)	$1.65
Weighted-Average Number of Common Shares Outstanding
Basic	14,978	14,806	14,925	14,758
Diluted	14,978	15,039	14,925	14,981

Gross Profit %	26.6%	26.2%	26.6%	25.6%
SG&A %	17.1%	17.6%	17.5%	17.7%
Operating (Loss) Income %	(37.7)%	7.6%	(7.6)%	7.1%
Net (Loss) Income %	(30.3)%	5.0%	(6.8)%	4.2%
Effective Tax (Benefit) Rate	(22.3)%	11.3%	(23.0)%	17.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP net (loss) income	$(64,446)	$10,148	$(41,382)	$24,721
Non-GAAP Adjustments:
Interest expense	2,927	3,829	9,198	11,687
Income tax (benefit) expense	(18,531)	1,289	(12,372)	5,404
Depreciation	4,037	4,285	12,305	12,339
Amortization	4,301	4,246	12,890	12,790
Stock-based compensation expense (1)	5,808	4,467	17,511	12,753
Restructuring charges (2)	583	1,924	1,617	5,405
Professional fees related to unsolicited non-binding acquisition offer	—	1,033	—	2,407
Inventory purchase accounting adjustments	—	663	—	1,745
Gain on sale of property and other assets	—	—	(1,746)	—
Litigation settlement and related costs, net	99,675	—	99,675	—
Adjusted EBITDA	$34,354	$31,884	$97,696	$89,251
Net (loss) income as a % of net revenues	(30.3)%	5.0%	(6.8)%	4.2%
Adjusted EBITDA as a % of net revenues	16.2%	15.8%	16.0%	15.1%
(1) The three and nine months ended September 27, 2025 included $0.6 million and $2.0 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 28, 2024 included $0.9 million and $2.8 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 27, 2025 included $0.1 million and $0.3 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 28, 2024 included $0.1 million and $0.3 million, respectively, of stock-based compensation expense recorded as cost of sales.
(2) The three and nine months ended September 28, 2024 included zero and $0.9 million, respectively, of restructuring charges that were recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Nine Months Ended
	% Change	September 27, 2025	September 28, 2024	% of Net Revenues 2025	% of Net Revenues 2024	% Change	September 27, 2025	September 28, 2024	% of Net Revenues 2025	% of Net Revenues 2024
Net Revenues
Electronic Systems	6.6%	$123,082	$115,412	57.9%	57.3%	5.8%	$343,056	$324,391	56.3%	55.1%
Structural Systems	4.0%	89,476	86,000	42.1%	42.7%	0.4%	265,876	264,868	43.7%	44.9%
Total Net Revenues	5.5%	$212,558	$201,412	100.0%	100.0%	3.3%	$608,932	$589,259	100.0%	100.0%
Segment Operating Income
Electronic Systems		$21,098	$18,910	17.1%	16.4%		$60,212	$54,685	17.6%	16.9%
Structural Systems		11,927	8,289	13.3%	9.6%		31,844	21,716	12.0%	8.2%
		33,025	27,199				92,056	76,401
Corporate General and Administrative Expenses (1)		(113,075)	(11,933)	(53.2)%	(5.9)%		(138,358)	(34,589)	(22.7)%	(5.9)%
Total Operating (Loss) Income		$(80,050)	$15,266	(37.7)%	7.6%		$(46,302)	$41,812	(7.6)%	7.1%
Adjusted EBITDA
Electronic Systems
Operating Income		$21,098	$18,910				$60,212	$54,685
Depreciation and Amortization		3,553	3,575				10,694	10,869
Stock-Based Compensation Expense (2)		71	70				294	241
Restructuring Charges		71	91				242	562
		24,793	22,646	20.1%	19.6%		71,442	66,357	20.8%	20.5%
Structural Systems
Operating Income		11,927	8,289				31,844	21,716
Depreciation and Amortization		4,670	4,849				14,182	14,058
Stock-Based Compensation Expense (3)		60	105				381	261
Restructuring Charges		512	1,833				1,375	4,843
Inventory Purchase Accounting Adjustments		—	663				—	1,745
		17,169	15,739	19.2%	18.3%		47,782	42,623	18.0%	16.1%
Corporate General and Administrative Expenses (1)
Operating loss		(113,075)	(11,933)				(138,358)	(34,589)
Depreciation and Amortization		115	107				319	202
Stock-Based Compensation Expense (4)		5,677	4,292				16,836	12,251
Professional Fees Related to Unsolicited Non-Binding Acquisition Offer		—	1,033				—	2,407
Litigation Settlement and Related Costs, Net		99,675	—				99,675	—
		(7,608)	(6,501)				(21,528)	(19,729)
Adjusted EBITDA		$34,354	$31,884	16.2%	15.8%		$97,696	$89,251	16.0%	15.1%
Capital Expenditures
Electronic Systems		$1,216	$1,011				$4,264	$2,950
Structural Systems		1,029	1,295				6,272	4,172
Corporate Administration		109	—				122	3,024
Total Capital Expenditures		$2,354	$2,306				$10,658	$10,146
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three and nine months ended September 27, 2025 each included $0.1 million of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 28, 2024 each included $0.1 million of stock-based compensation expense recorded as cost of sales.

(3)The three and nine months ended September 27, 2025 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 28, 2024 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales.
(4)The three and nine months ended September 27, 2025 included $0.6 million and $2.0 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 28, 2024 included $0.9 million and $2.8 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income	September 27, 2025	September 28, 2024	% of Net Revenues 2025	% of Net Revenues 2024	September 27, 2025	September 28, 2024	% of Net Revenues 2025	% of Net Revenues 2024
GAAP operating (loss) income	$(80,050)	$15,266			$(46,302)	$41,812

GAAP operating income - Electronic Systems	$21,098	$18,910			$60,212	$54,685
Adjustments to GAAP operating income - Electronic Systems:
Restructuring charges	71	91			242	562
Amortization of acquisition-related intangible assets	373	373			1,120	1,120
Total adjustments to GAAP operating income - Electronic Systems	444	464			1,362	1,682
Non-GAAP adjusted operating income - Electronic Systems	21,542	19,374	17.5%	16.8%	61,574	56,367	17.9%	17.4%

GAAP operating income - Structural Systems	11,927	8,289			31,844	21,716
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	512	1,833			1,375	4,843
Inventory purchase accounting adjustments	—	663			—	1,745
Amortization of acquisition-related intangible assets	1,859	1,859			5,578	5,578
Total adjustments to GAAP operating income - Structural Systems	2,371	4,355			6,953	12,166
Non-GAAP adjusted operating income - Structural Systems	14,298	12,644	16.0%	14.7%	38,797	33,882	14.6%	12.8%

GAAP operating loss - Corporate	(113,075)	(11,933)			(138,358)	(34,589)
Adjustments to GAAP Operating Income - Corporate
Professional fees related to unsolicited non-binding acquisition offer	—	1,033			—	2,407
Litigation settlement and related costs, net	99,675	—			99,675	—
Total adjustments to GAAP Operating Income - Corporate	99,675	1,033			99,675	2,407
Non-GAAP adjusted operating loss - Corporate	(13,400)	(10,900)			(38,683)	(32,182)
Total non-GAAP adjustments to GAAP operating income	102,490	5,852			107,990	16,255
Non-GAAP adjusted operating income	$22,440	$21,118	10.6%	10.5%	$61,688	$58,067	10.1%	9.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Net Income	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP net (loss) income	$(64,446)	$10,148	$(41,382)	$24,721
Adjustments to GAAP net income:
Restructuring charges	583	1,924	1,617	5,405
Professional fees related to unsolicited non-binding acquisition offer	—	1,033	—	2,407
Inventory purchase accounting adjustments	—	663	—	1,745
Gain on sale of property and other assets	—	—	(1,746)	—
Amortization of acquisition-related intangible assets	2,232	2,232	6,698	6,698
Litigation settlement and related costs, net	99,675	—	99,675	—
Total adjustments to GAAP net income before provision for income taxes	102,490	5,852	106,244	16,255
Income tax effect on non-GAAP adjustments (1)	(22,890)	(1,170)	(23,641)	(3,251)
Non-GAAP adjusted net income	$15,154	$14,830	$41,221	$37,725

	Three Months Ended		Nine Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP diluted (loss) earnings per share (“EPS”)	$(4.30)	$0.67	$(2.77)	$1.65
Adjustments to GAAP diluted EPS:
Restructuring charges	0.04	0.13	0.10	0.36
Professional fees related to unsolicited non-binding acquisition offer	—	0.07	—	0.16
Inventory purchase accounting adjustments	—	0.05	—	0.12
Gain on sale of property and other assets	—	—	(0.11)	—
Amortization of acquisition-related intangible assets	0.14	0.15	0.44	0.45
Litigation settlement and related costs, net	6.49	—	6.53	—
Total adjustments to GAAP diluted EPS before provision for income taxes	6.67	0.40	6.96	1.09
Income tax effect on non-GAAP adjustments (1)	(1.49)	(0.08)	(1.55)	(0.22)
Non-GAAP adjusted diluted EPS (2)	$0.99	$0.99	$2.70	$2.52

GAAP weighted-average shares - basic	14,978	14,806	14,925	14,758
GAAP weighted-average shares - diluted	14,978	15,039	14,925	14,981
Non-GAAP weighted-average shares - diluted (3)	15,361	15,039	15,267	14,981
(1) Effective tax rate of 20.0% used for both 2025 and 2024 adjustments, except for litigation settlement and related costs, net which utilized the incremental tax rate of 22.4%.
(2) Non-GAAP adjusted diluted EPS will not foot for the three and nine months ended September 27, 2025 as the GAAP net loss per share was calculated using the GAAP weighted-average shares - basic but the adjustments to GAAP diluted EPS and Non-GAAP adjusted diluted EPS were calculated using the Non-GAAP weighted-average shares - diluted.
(3) In periods of GAAP net loss, non-GAAP weighted-average shares differs from GAAP diluted weighted-average shares due to the non-GAAP net income reported.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	September 27, 2025	December 31, 2024
Consolidated Ducommun
Military and space	$650,749	$624,785
Commercial aerospace	465,496	415,905
Industrial	19,496	20,129
Total	$1,135,741	$1,060,819
Electronic Systems
Military and space	$462,142	$459,546
Commercial aerospace	91,111	76,291
Industrial	19,496	20,129
Total	$572,749	$555,966
Structural Systems
Military and space	$188,607	$165,239
Commercial aerospace	374,385	339,614
Total	$562,992	$504,853
* Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of September 27, 2025 were $1,031.2 million. The Company defines backlog as customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of September 27, 2025 was $1,135.7 million compared to $1,060.8 million as of December 31, 2024.